FORM OF DEBENTURE

THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY DEBENTURE ISSUED IN EXCHANGE FOR THIS DEBENTURE.

                        DIMENSIONAL VISIONS INCORPORATED

                   Series A 12% Convertible Secured Debenture

$__________                                                       July ___, 1998

         FOR VALUE RECEIVED, Dimensional Visions Incorporated, a Delaware corporation (the "Company") with its principal executive office at 2301 West Dunlap Avenue, Suite 207, Phoenix, Arizona 85021, promises to pay to the order of __________________ (the "Payee" or the "Holder of this Debenture") or registered assigns on July 31, 2001 (the "Maturity Date"), the principal sum of __________ ($______________) (the "Principal Amount"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, together with interest thereon at the rate of twelve (12%) percent per annum (the "Stated Rate"), payable as hereinafter set forth in cash, or at the option of the Holder of this Debenture, in the Company's Common Stock as provided in SECTION 4 hereof. Payment of interest shall be made at the Stated Rate on July 31, 1999 and each July 31 thereafter (an "Interest Payment Date") through the Maturity Date at the address designated above or at such other place as the Payee shall have notified the Company in writing at least five (5) days before such payment is due.

         Each payment by the Company pursuant to this Debenture shall be made without setoff or counterclaim and in immediately available funds.

         This Debenture is one of a duly authorized issue of Debentures of the Company designated as its Series A 12% Convertible Secured Debenture due July 31, 2001 (herein called the

"Debentures"), limited in aggregate principal amount to Five Hundred Thousand Dollars ($500,000).

         The amount of all repayments of principal, interest rates applicable thereto and interest accrued thereon shall be recorded on the records of the Payee and, prior to any transfer of, or any action to collect, this Debenture shall be endorsed on this Debenture. Any such recordation or endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded or endorsed, but the failure to record any such amount or rate shall not limit or otherwise affect the obligations of the Company hereunder to make payments of principal or interest when due. All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid ("Accrued Interest"), then to reduce the Principal Amount.

         The Company (i) waives presentment, demand, protest, or notice of any kind in connection with this Debenture and (ii) agrees, in the event of an Event of Default (as defined in Section 2 hereof), to pay to the Holder of this Debenture, on demand, all costs and expenses (including reasonable legal fees) incurred in connection with the enforcement and collection of this Debenture. If the date for any payment due hereunder would otherwise fall on a day which is not a Business Day, such payment or expiration date shall be extended to the next following Business Day with interest payable at the applicable rate specified herein during such extension. "Business Day" shall mean any day other than a Saturday, Sunday, or any day which shall be in the State of Arizona a legal holiday or a day on which banking institutions are authorized by law to close.

         In the event that for any reason the Company shall fail to pay to the Holder of this Debenture when due all or any portion of the unpaid Accrued Interest or Principal Amount of this Debenture, interest shall accrue and be payable on such due but unpaid amounts at a rate per annum (the "Default Rate") equal to the Stated Rate plus four percent (4%) (but in no event higher than the maximum rate permitted by law) from the date when first due until and including the date when actually collected by the Holder of this Debenture. Such interest shall be payable on demand.

         In consideration for the loan evidenced by this Debenture and other identical Debentures in the aggregate Principal Amount of up to Five Hundred Thousand Dollars ($500,000), the Company shall issue to the Holders of this Debenture warrants to purchase 25,000 shares of the Company's common stock, at an exercise price of Fifty Cents ($0.50) per share (subject to adjustment) (the "Warrant") for each Twenty Five Thousand Dollars ($25,000) Principal Amount of Debentures.

         THE OBLIGATIONS OF THE COMPANY UNDER THE DEBENTURES ARE SECURED PURSUANT TO A SEPARATE SECURITY AGREEMENT.

         1. CONVERSION OF DEBENTURE.

                  A. CONVERSION. This Debenture is convertible, in whole or in part, at the option of the Holder, into shares of the Company's common stock, par value $.001 (the "Common Stock") at any time prior to the repayment of this Debenture at the rate of One Dollar ($1.00) per share (the "Conversion Price") (i.e., one share of Common Stock for each One Dollar ($1.00) of principal amount converted) subject to adjustment as hereinafter provided.

                  B. ADJUSTMENT BASED UPON STOCK DIVIDENDS, COMBINATION OF SHARES OR RECAPITALIZATION. In the event that the Company shall at any time (i) pay a stock dividend, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any other special capital stock of the Company, the Holder, upon surrender of this Debenture for conversion, shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had this Debenture been converted immediately prior to the happening of such event.

                  C. ADJUSTMENT BASED UPON MERGER OR CONSOLIDATION. In case of any consolidation or merger to which the Company is a party (other than a merger in which the Company is the surviving entity and which does not result in any reclassification of or change in the outstanding Common Stock of the Company), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holder shall have the right to convert this Debenture into the kind and amount of securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Debenture might have been converted immediately prior thereto.

                  D. EXERCISE OF CONVERSION PRIVILEGE. The conversion privilege provided for herein shall be exercisable in whole or in part by the Holder by written notice to the Company and the surrender of this Debenture in exchange for up to the number of shares of Common Stock into which this Debenture is convertible based upon the Conversion Price. If the entire amount of this Debenture is not so exercised, the Company shall issue a new Debenture representing the remaining outstanding Principal Amount.

                  E. CORPORATE STATUS OF SHARES TO BE ISSUED. All shares of the Company's Common Stock which may be issued upon the conversion of this Debenture shall, upon issuance, be fully paid and non-assessable.

                  F. ISSUANCE OF STOCK CERTIFICATE. Upon the conversion of this Debenture, the Company shall in due course issue to the Holder a certificate or certificates representing the number of shares of its Common Stock to which the conversion relates.

                  G. STAMP TAXES, ETC. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of the Common Stock upon conversion of this Debenture; PROVIDED, HOWEVER, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Common Stock in a name other than that of the Holder of this Debenture and the Company shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the Company's satisfaction that such tax has been paid.

         2. EVENTS OF DEFAULT

                  A. The term "Event of Default" shall mean any of the events set forth in this SECTION 2A:

                           (a) NON-PAYMENT OF OBLIGATIONS. The Company shall default in the payment of the principal or accrued interest of this Debenture as and when the same shall become due and payable, whether by acceleration or otherwise.

                           (b) BANKRUPTCY, INSOLVENCY, ETC. The Company shall:

                                    (i) become insolvent or generally fail or be
                  unable to pay, or admit in writing its inability to pay, its debts as they become due;

                                    (ii) apply for, consent to, or acquiesce in,
                  the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

                                    (iii) in the  absence  of such  application,
                  consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

                                    (iv)   permit   or   suffer   to  exist  the
                  commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

                                    (v)  take  any  corporate  or  other  action
                  authorizing, or in furtherance of, any of the foregoing.

                           (c) JUDGMENTS. A judgment which, with other such outstanding judgments against the Company and its subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of One Hundred Thousand Dollars($100,000), shall be rendered against the Company or any subsidiary and, within fifteen (15) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within fifteen (15) days after the expiration of any such stay, such judgment shall not have been discharged.

                           (d) SECURITY AGREEMENT. The Company shall breach or default under any provision of the Security Agreement.

                  B. ACTION IF BANKRUPTCY. If any Event of Default described in clauses (b)(i) through (v) of Section 2A shall occur, the outstanding principal amount of this Debenture and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

                  C. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in clauses (b)(i) through (v) of Section 2A) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Holder of this Debenture may, upon notice to the Company, declare all or any portion of the outstanding principal amount of this Debenture together with interest accrued thereon to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid principal amount hereof, such accrued interest, and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

                  D. REMEDIES. Subject to the provisions of Section 2C and 3A hereof, in case any Event of Default shall occur and be continuing, the Holder of this Debenture may proceed to protect and enforce its rights by a proceeding seeking the specific performance of any covenant or agreement contained in this Debenture or the Security Agreement, or in aid of the exercise of any power granted in this Debenture or may proceed to enforce the payment of this Debenture or to enforce any other legal or equitable rights as such Holder.

         3. AMENDMENTS AND WAIVERS.

                  A. WAIVERS, AMENDMENTS, ETC.

                           (a) The provisions of this Debenture may from time to time be amended, modified or waived, if such amendment, modification, or waiver is in writing and consented to by the Company and the holders of not less than 50% in principal amount of the Debentures (the "Required Holders"); PROVIDED, HOWEVER, that no such amendment, modification or waiver:

                                    (i) which  would  modify  this  Section  3A,
                  change the definition of "Required Holders", extend the Maturity Date, or subject the Payee under each Debenture to any additional obligations shall be made without the consent of the Payee of each Debenture, or

                                    (ii)  which  would  reduce the amount of any
                  payment or prepayment of principal of or interest on any principal amount payable hereunder (or reduce the principal amount of or rate of interest payable hereunder) shall be made without the consent of the Holder of each Debenture so affected.

                           (b) No failure or delay on the part of the Payee in exercising any power or right under this Debenture shall not operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                           (c) To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                           (d) After any waiver, amendment, or supplement under this section becomes effective, the Company shall mail to the Holders of the Debentures a copy thereof.

         4. COMMON STOCK IN LIEU OF INTEREST.

                  At the sole discretion of the Holder, the Holder may elect to receive one share of Common Stock for each one dollar of interest due to Holder on any Interest Payment Date (i.e., Common Stock at the rate of $1.00 per share) partially or entirely in lieu of cash payment of interest, by notifying the Company of its election to receive the Common Stock at least five (5) days prior to any Interest Payment Date. The number of shares of Common Stock so issued shall be subject to adjustment in accordance with SECTION 1B AND 1C hereof.

         5. REDEMPTION/PREPAYMENT.

                  The Company may not redeem or prepay this Debenture, except that the Company may redeem or prepay this Debenture, in whole, but not in part, at any time on or after July 31, 1999, upon 30 days prior written notice, for the outstanding Principal Amount and Accrued Interest, but only if a registration statement with respect to the Common Stock issuable on conversion of this Debenture is then effective under the Securities Act of 1933, as amended.

         6. MISCELLANEOUS.

                  A. PARTIES IN INTEREST. All covenants, agreements, and undertakings in this Debenture binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

                           (a) REGISTERED HOLDER. The Company may consider and treat the person in whose name this Debenture shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Debenture shall be overdue) and the Company shall not be affected by any notice to the contrary. In case of transfer of this Debenture by operation of law, the transferee agrees to notify the Company of such transfer and of its address, and to submit appropriate evidence regarding such transfer so that this Debenture may be registered in the name of the transferee. This Debenture is transferable only on the books of the Company by the Holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all Holders or transferees of the Debenture not registered at the time of sending the communication.

                  B. GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflict provisions therein.

                  C. NOTICES. Unless otherwise provided, all notices required or permitted under this Debenture shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) upon confirmed delivery by Federal Express or other nationally recognized courier service providing next-business-day delivery, or (iii) three
(3) business days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified, in each case at the address set forth below, or at such other address as such party may designate by written notice to the other party (provided that notice of change of address shall be effective upon receipt by the party to whom such notice is addressed).

         If sent to Payee, notices shall be sent to the following address:

                  ________________________________
                  ________________________________
                  ________________________________
                  ________________________________

         If sent to the Company, notices shall be sent to the following address:

                  Dimensional Visions Incorporated
                  2301 West Dunlap Avenue
                  Suite 207
                  Phoenix, Arizona  85201
                  John D. McPhilimy, President

                  D. WAIVER OF JURY TRIAL. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEBENTURE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S EXTENDING CREDIT PURSUANT TO THIS DEBENTURE.

         IN WITNESS WHEREOF, this Debenture has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                             DIMENSIONAL VISIONS INCORPORATED

                                             By:________________________________
                                                John D. McPhilimy
                                                President